Exhibit 99.1

CONFIDENTIAL

Preliminary Q2 2013E financials

Projected Q2 results ($ millions)

	Q2 '12A	Q2 '13E	Change
Net sales	$202.1	$229.3	*13.5%*
Comp-store sales %	0.5%	(5.9%)	--
Store count (end of period)	834	959	*125, net*
Adjusted EBITDA	$24.9	$15.3-$17.3	*(38.6%) – (30.6%)*
% margin	*12.3%*	*6.7% –7.5%*	*(566)bps –(479)bps*

- Despite a challenging 1H 2013, the Company has taken the appropriate measures to achieve the productivity and profitability gains that were initially planned for 2H 2013. Any decrease in the full year guidance is wholly attributable to first half results.

RUE21, INC.

J.P.Morgan

Bank of America Merrill Lynch

Goldman Sachs

26

rue21®

Q2 FY2013E Update

Commentary

- Tough Q2 due to weak industry traffic patterns, a tough comparison against a strong spring/summer fashion cycle and promotional retail environment
- Higher than expected inventory build over the course of Q2 due to:
  - Slower product sell-through in under-performing categories (girls and guys tops)
  - Ended Q1 with more inventory due to soft macro environment and cold weather
- Because of the traffic and sales trends from Q1 that continued into Q2, we took action to clean out the slower moving spring-to-summer merchandise and brought in fresh fashion for back-to-school
  - In Q2 2013, markdowns were 22% higher than the three-year average
    - 45% of this increase was due to inventory sell-off to a third party
    - 55% was due to in-store mark-downs above historical averages
- Despite a challenging 1H 2013, the Company has taken the appropriate measures to achieve the productivity and profitability gains that were initially planned for 2H 2013. Any decrease in the full year guidance is wholly attributable to first half results

Financials

	Q2 '12A	Q2 '13E	Δ
Net Sales	$202.1	$229.3	*13.5%*
Comp-store sales %	0.5%	(5.9)%	-
Store Count (End of period)	834	959	*125, net*
Adjusted EBITDA	24.9	15.3-17.3	*(38.6%)-(30.6%)*
Adjusted EBITDA Margin	*12.3%*	*6.7%-7.5%*	*(566) - (479)bps*

Note: Dollars in millions.

New Store Rollout

- Best-in-class return on new stores continues with ROI > 100% and payback in < 1 year
- Opened 41 stores in Q2 that are performing in-line with historical vintages

43

CONFIDENTIAL

6. Financial information

Summary historical financial information

Historical and unaudited pro forma adjusted income statement

($ millions)	Fiscal Year Ended Jan 31, 2009	Jan 30, 2010	Jan 29, 2011	Jan 28, 2012	Feb 2, 2013	Q1 Apr 28, 2012	Q1 May 4, 2013	52 weeks ended May 4, 2013
Net sales	**$391.4**	**$525.6**	**$634.7**	**$760.3**	**$901.9**	**$205.6**	**$224.4**	**$920.6**
Cost of goods sold	257.9	337.7	399.9	473.7	556.4	125.9	134.7	565.1
Gross profit	**133.6**	**187.9**	**234.8**	**286.6**	**345.5**	**79.7**	**89.7**	**355.5**
Selling, general and administrative	99.9	134.1	163.0	197.2	244.1	53.8	63.7	254.0
Depreciation and amortization expense	11.6	17.0	22.0	26.6	33.0	7.5	9.0	34.5
Income from operations	**$22.1**	**$36.8**	**$49.8**	**$62.8**	**$68.5**	**$18.4**	**$16.9**	**$67.1**
Interest (Income) expense, net	1.4	0.4	0.1	0.0	0.0	0.0	0.0	0.0
Provision for tax expense	8.0	14.4	19.5	23.9	24.6	6.8	6.2	24.0
Net income	**$12.6**	**$22.0**	**$30.2**	**$39.0**	**$43.9**	**$11.6**	**$10.8**	**$43.1**

	2012A[a]	LTM 5/04/13A	LTM 8/03/13E
Income from Operations	$68.5	$67.1	
Depreciation & Amortization	33.0	34.5	
EBITDA	**$101.4**	**$101.5**	
California wage and hour case settlement[b]	$2.8	$2.8	
Non-recurring professional fees[b]	1.2	1.2	
Stock based compensation[c]	10.5	11.4	
Impairment related to store conversions[d]	0.1	0.1	
Loss on fixed assets disposals[d]	0.2	0.2	
Inventory adjustment[e]	0.0	0.0	9.2
Adjusted EBITDA	**$116.1**	**$117.1**	**$116.7-$118.7**
Public company costs		$0.7	$0.7
New store run-rate EBITDA		8.1	9.4
Pro Forma Adjusted EBITDA		**$125.9**	**$126.8-$128.8**

Above is a reconciliation of net income to Adjusted EBITDA and pro forma Adjusted EBITDA for the periods presented, with 8/03/13E representing the range of Q2 preliminary results:

(a) Except for the fiscal year ended February 2, 2013, which includes 53 weeks, all fiscal years presented include 52 weeks.

(b) Non-recurring adjustment.

(c) Non-cash adjustment.

(d) Non-recurring adjustment related to loss on disposal of assets.

(e) Q2 adjustment of markdowns approximates average of last five years.

Note: We have not adjusted for purchase accounting and adjustments would result in the elimination of existing tenant allowances from the balance sheet.

RUE21, INC.

J.P.Morgan

Bank of America Merrill Lynch

Goldman Sachs

25

Adjusted EBITDA

Reconciliation

LTM LTM

2012A 5/04/13A 8/03/13E(5)

Income from operations $68.5 $67.1

Depreciation & Amortization 33.0 34.5

EBITDA $101.4 $101.5

California wage and hour case settlement(1) $2.8 $2.8

Non-recurring professional fees(1) 1.2 1.2

Stock based compensation(2) 10.5 11.4

Impairment related to store conversions(3) 0.1 0.1

Loss on fixed assets disposals(3) 0.2 0.2

Inventory adjustment(4) 0.0 0.0 9.2

Adjusted EBITDA $116.1 $117.1 $116.7-$118.7

Public company costs $0.7 $0.7

New store run-rate EBITDA(5) 8.1 9.4

Pro Forma Adjusted EBITDA $125.9 $126.8-$128.8

Memo: New Store Run-Rate Adjusted EBITDA

Assumptions

Average revenue per store $1,050,000

Adjusted EBITDA margin (6) 12.7%

Implied Adjusted EBITDA per store $133,520

Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013

Net new stores opened in period 39 28 15 41 41

Implied full-year Adjusted EBITDA contribution $5.2 $3.7 $2.0 $5.5 $5.5

Adjustment for mid-period opening for Q1 12.5% 37.5% 62.5% 87.5%

Adjustment for mid-period opening for Q2 12.5% 37.5% 62.5% 87.5%

Additional Run-Rate Adjusted EBITDA Q1 $0.7 $1.4 $1.3 $4.8

Additional Run-Rate Adjusted EBITDA Q2 $0.5 $0.8 $3.4 $4.8

Total New Store Run-Rate Adjusted EBITDA $8.1 $9.4

Note: Dollars in millions. Pro Forma adjustments prepared by Apax from Public Information.

(1)	Non-recurring adjustment.
(2)	Non-cash adjustment.
(3)	Non-recurring adjustment related to loss on disposal of assets.
(4)	Q2 adjustment of markdowns approximates average of last five years.
(5)	Reflects annualized run-rate EBITDA for any new store opened for full fiscal quarter.
(6)	Represents range of Q2 preliminary results. 47
(7)	Margin calculated based on LTM Adjusted EBITDA.